THIRD AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENT AND MUTUAL

FUND SALES AGREEMENT ADDENDUM

THIS AMENDMENT is made and entered into as of the 24th day of May, 2016 between Hartford Life Insurance Company (“Company”) acting through its administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company (“MassMutual”), and the investment companies executing this Amendment  (each a “Fund” and collectively the “Funds”), on behalf of themselves and each of their series or classes of shares solely with respect to this Agreement, J.P. Morgan Investment Management Inc. and Security Capital Research & Management Incorporated, each an investment adviser to a Fund or Funds (“Advisors”) and JPMorgan Distribution Services, Inc., a broker dealer organized under the laws of Delaware that is the distributor of shares of the Fund (“JPMDS”) as party to the Agreement and the Addendum to the Agreement.

WHEREAS, J.P. Morgan Mutual Fund Group was a party to the Agreement, as one of the Trusts executing the Agreement; effective January 3, 2011, J.P. Mutual Fund Group was dissolved; and

WHEREAS, JPMorgan Value Opportunities Fund Inc. was a party to the Agreement; effective October 18, 2013, JPMorgan Value Opportunities Fund Inc. merged into JPMorgan Trust II; and

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds and to make other technical and clarifying amendments.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.              J.P. Morgan Mutual Fund Group is removed as a party to the Agreement effective retroactively as of January 3, 2011.

2.              JPMorgan Value Opportunities Fund Inc. is removed as a party to the Agreement effective retroactively as of October 18, 2013.

3.              Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

4.              Schedule C of the Agreement is deleted in its entirety and replaced with Schedule C attached hereto.

This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

Except to the extent modified by the Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the Amendment shall control.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE
COMPANY		SECURITY CAPITAL RESEARCH &
By Massachusetts Mutual Life Insurance		MANAGEMENT INCORPORATED
Company, Its Administrator

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Senior Vice President	Title:	Managing Director
Date:	6/14/16	Date:

JPMORGAN TRUST I,		JPMORGAN DISTRIBUTION SERVICES,
JPMORGAN TRUST II,		INC.
J.P. MORGAN FLEMING MUTUAL FUND
GROUP, INC.
J.P. MORGAN MUTUAL FUND		By:	[Redacted]
INVESTMENT TRUST,		Name:	[Redacted]
UNDISCOVERED MANAGERS FUNDS		Title:	President
		Date:	6/15/16

By:	[Redacted]
Name:	[Redacted]
Title:	Assistant Treasurer
Date:	6/22/16

J.P. MORGAN INVESTMENT
MANAGEMENT INC.

By:	[Redacted]
Name:	[Redacted]
Title:	Managing Director
Date:	6/17/16

SCHEDULE A

SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

FUNDS

A, Select, R2, Institutional and R5 Shares of the variable NAV funds of the Trusts listed below, excluding those funds that carry a redemption fee:

JPMORGAN TRUST I

JPMORGAN TRUST II

JPMORGAN TRUST IV

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust Undiscovered Managers Funds

Morgan, Reserve, Premier, Agency, Institutional and Service Shares of the following funds:

JPMorgan US Government Money Market Fund

JPMorgan US Treasury Plus Money Market Fund

JPMorgan Federal Money Market Fund

JPMorgan 100% U.S. Treasury Money Market Fund

Morgan, Reserve and Cash Management Shares of the following fund:

JPMorgan Prime Money Market Fund

SCHEDULE C - FEES

Distribution Fees:

12b-1 Fees will be paid per the Prospectus pursuant to the Mutual Fund Sales Agreement Addendum attached hereto.

Administrative Service Fees:

In consideration of the administrative services provided by Company, the Trusts and/or the respective Advisors(1), severally and not jointly, shall pay Company at the annual rates set forth below for the respective Share classes of the variable NAV Funds, based on the average daily net assets beneficially owned by Separate Accounts.

A and R2 Shares: 30bps (up to $16 from Funds, remainder from Advisors) (1)

Carve outs: 25bps for all Fixed Income except for the Short Term Fixed Income Funds (listed below) 5bps on Equity Index & Short Term Fixed Income funds (listed below) (2)

0bps on JPMorgan Managed Income Fund, JPMorgan Current Income Fund, money market funds and closed accounts

Select Shares: 25bps (up to $16 from Funds, remainder from Advisors) (1)

Carve outs: 5bps on Equity Index & Short Term Fixed Income funds (listed below) (2)

0bps on JPMorgan Managed Income Fund, JPMorgan Current Income Fund, money market funds and closed accounts

Institutional Shares: l0bps (up to $16 from Funds, remainder from Advisors) (1)

Carve outs: 0bps on Equity Index & Short Term Fixed Income funds (listed below)2, JPMorgan Managed Income Fund, JPMorgan Current Income Fund, money market funds and closed accounts

R5 Class Shares: l0bps (up to $16 from Funds, remainder from Advisors) (1)

Carve out: 0bps on Equity Index & Short Term Fixed Income funds (listed below) (2), JPMorgan Managed Income Fund, JPMorgan Current Income Fund, money market funds and closed accounts

R6 Class Shares: 0bps

(1)The Funds shall pay the above fees up to a maximum of $16 per Contract Owner per year. Any remainder of the fee over $16 per Contract Owner per year shall be paid by the Advisors, severally and not jointly, out of their legitimate profits from all sources.

(2)The following list of funds is determined by the Advisors’ in their sole discretion and may be modified from time to time. Any updates to the list of funds will be provided to Recordkeeper as soon as reasonably practicable.

Short Term Fixed Income Funds:

JPMorgan Short Duration Bond Fund

JPMorgan Limited Duration Bond Fund

JPMorgan Short-Intermediate Municipal Bond Fund (fka JPMorgan Short Term Municipal Bond Fund)

JPMorgan Short Duration High Yield Fund

JPMorgan Treasury and Agency Fund

JPMorgan Mortgage Backed Securities Fund

Equity Index Funds:

JPMorgan Equity Index Fund

JPMorgan International Research Enhanced Equity Fund (fka JPMorgan International Equity Index Fund)

JPMorgan Market Expansion Enhanced Index Fund

JPMorgan Global Research Enhanced Index Fund

Shareholder Service Fees of Money Market Funds:

In consideration of the shareholder services set forth in Schedule B of this Agreement, JPMDS shall pay Company at the annual rates set forth in table below for the respective Share classes of the Money Market Funds, based on daily net assets owned by Separate Accounts.

Share Class	Rates for Money Market Funds
Reserve	0.25%
Cash Management*	0.30%
Morgan	0.25%
Service	0.25%
Premier	0.25%
Agency	0.05%
Institutional	0.00%

* Cash Management share class shall only apply to the JPMorgan Prime Money Market Fund.

If JPMDS is waiving its shareholder servicing fee from a Fund to manage the Fund’s expenses in extraordinary market conditions, JPMDS may, in its sole discretion and upon notice to Company, reduce the amount of, or eliminate entirely, the service fee payable to Company with respect to such Fund. If JPMDS reduces the service fee payable to Company, it will pay Company, a fee at a blended rate that reflects the average reduction in the fee rate applicable to the shareholder service fee paid by the Fund to JPMDS for the month.

FOURTH AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENT

This AMENDMENT (the “Amendment”) effective as of the 3rd day of April, 2017, to the Retail Fund Participation Agreement dated Feb 26, 2009 (the “Agreement”), is by and among Hartford Life Insurance Company acting through its administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company the institution executing this amendment (“Company”), the Trusts and Corporation listed on Schedule A attached hereto (each a “Trust” and collectively, the “Trusts”), JPMorgan Distribution Services, Inc. (“JPMDS”), J.P. Morgan Investment Management Inc. (“JPMIM”), and Security Capital Research and Management Inc. (“Security Capital”). Capitalized terms  not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Company, the Trusts, JPMDS, JPMIM, and Security Capital (together, the “Parties”) are parties to the Agreement; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises, promises and mutual  covenants  contained herein and the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.              The name of the Agreement is hereby changed to Service Agreement for Recordkeepers - Shareholder and Sub-Accounting Services.

2.              Effective as of the effective date of this Amendment (“Effective Date”), the Trusts are removed as Parties to the Agreement. The Trusts hereby assign and transfer to JPMDS and JPMDS assumes, effective as of the Effective Date, all of the Trusts’ rights, duties and obligations under the Agreement.  JPMDS shall have no liability or obligation whatsoever under the Agreement with respect to any duties or obligations of the Trusts with respect to the Agreement existing or arising out of circumstances occurring prior to the Effective Date. The Trusts shall remain responsible with respect  to any duties or obligations of the Trusts with respect to the Agreement existing or arising out of circumstances occurring prior to the Effective Date and shall be able to pursue claims against the Company for any liabilities or obligations under the Agreement existing or arising out of circumstances occurring prior to the Effective Date that the Company would be responsible for under the terms of this Agreement.

3.              The second Whereas clause to the Agreement is hereby deleted in its entirety.

4.              The following are hereby added as the first four Recitals in the Agreement:

WHEREAS, JPMDS serves as the Shareholder Servicing Agent to each of the Trusts each with one or more series or classes of shares (each a “Fund”, collectively the “Funds”) pursuant to  a Shareholder Servicing Agreement effective as of February 19, 2005 (the “Shareholder Servicing Agreement”); and

WHEREAS, each of JPMIM and Security Capital is an investment adviser to a Trust or Trusts (collectively, the “Advisers”); and

WHEREAS, pursuant to the Shareholder Servicing Agreement, JPMDS is authorized to delegate the provision of some or all of the services contemplated by the Shareholder Servicing Agreement to financial intermediaries; and

WHEREAS, JPMDS desires to retain Company to provide (a) certain recordkeeping, processing and reporting services and functions (“Sub-accounting Services”) (i) with respect to transactions  in shares of the Funds (“Shares”), made by or on behalf of participants in certain employee benefit plans (the “Plans”), and (ii) with respect to holdings of Shares maintained by or on behalf of such participants (“Participants”), through a single master shareholder account each such Plan maintains with the Funds’ transfer agent (“Transfer Agent”) and (b) certain shareholder services for Participants investing in money market funds (“Shareholder Services”) on the terms and conditions set forth herein.

5.              The following is hereby added as a new Sub-article 9.1. (h) to Article IX “Termination”:

(h) This Agreement also shall terminate immediately upon termination of the Shareholder Servicing Agreement. Such termination shall not affect the Company’s ability to transact in Shares on behalf of Plans without receiving payment from JPMDS or any related entity.

6.              Sub-article 11.9 of Article XI “Miscellaneous” is hereby deleted.

7.              Schedule A to the Agreement is hereby deleted in its entirety and replaced with the new Schedule A attached hereto.

8.              Schedule C to the Agreement  is hereby deleted in its entirety and replaced  with the new Schedule C attached hereto.

Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

JPMORGAN DISTRIBUTION SERVICES,		Security Capital Research & Management
INC.		Incorporated
10 South Dearborn
FINRA CRD Number: 104234		Chicago, IL 60603

		By:	[Redacted]
		Name:	[Redacted]
1111 Polaris Parkway		Title:	Managing Director
Floor 1F, OH1-1019		Date:	April 20, 2017
Columbus, OH 43240

By:	[Redacted]
Name:	[Redacted]
Title:	President
Date:	4/19/17

HARTFORD LIFE INSURANCE		JPMORGAN TRUST I,
COMPANY By Massachusetts Mutual Life		JPMORGAN TRUST II,
Insurance Company, Its Administrator		JPMORGAN TRUST IV
J.P. MORGAN FLEMING MUTUAL FUND
By:	[Redacted]	GROUP, INC.
Name:	[Redacted]	J.P. MORGAN MUTUAL FUND
Title:	Senior Vice President	INVESTMENT TRUST
Date:	4/7/17	UNDISCOVERED MANAGERS FUNDS

J.P. Morgan Investment Management Inc.		270 Park Avenue
New York, N.Y. 10017
1111 Polaris Parkway
Floor 1F, OH1-1019
Columbus, OH 43240		By:	[Redacted]
		Name:	[Redacted]
		Title:	Assistant Treasurer
By:	[Redacted]	Date:	4/21/17
Name:	[Redacted]
Title:	Managing Director
Date:	5/1/17

SCHEDULE A

SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

TRUSTS

The share classes listed on Schedule C of the Funds of the Trusts listed below, excluding those Funds that carry a redemption fee:

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust IV

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

Undiscovered Managers Funds

SCHEDULE C - FEES

Distribution Fees:

12b-1 Fees will be paid per the Prospectus pursuant to the Mutual Fund Sales Agreement Addendum attached hereto.

Administrative Service Fees:

In consideration of the sub-accounting services set forth in Schedule B of this Agreement, JPMDS and/or the respective Advisers*, severally and not jointly, shall pay the Company at the annual rates set forth in the table below for the respective Share classes of the Funds, based on the average daily net assets beneficially owned by Separate Accounts

Share Class	Sub Accounting Services Fee (excluding short term bond and index funds**, money market funds, JPMorgan Managed Income and closed accounts)	Sub Accounting Services Fee for short term bond and index funds**	Sub Accounting Services Fee for JPMorgan Managed Income, money market funds and closed accounts
R2	0.30%	0.25%	0.00%
R2 shares of all Fixed Income	0.25%	0.25%	0.00%
R3	0.30%	0.25%	0.00%
R3 shares of all Fixed Income	0.25%	0.25%	0.00%
R4	0.25%	0.25%	0.00%
R5	0.10%	0.10%	0.00%
R6	0.00%	0.00%	0.00%

A(1)	0.30%	0.05%	0.00%
A(1) shares of all Fixed Income	0.25%	0.05%	0.00%
I (f/k/a Select or Institutional)(2)	0.25%	0.05%	0.00%
L (f/k/a Institutional)(3)	0.10%	0.00%	N/A

* Except for Class A, R2 and R3 shares of equity funds, JPMDS shall pay the above fees up to a maximum of $18.00 per Customer account per year. Any remainder of the fee over $18.00 per Customer account per year shall be paid by the Advisers, severally and not jointly, out of their legitimate profits from all sources. For Class A, R2 and R3 shares of equity funds, JPMDS shall pay the fees above up to $18 per Participant Account per year or, if $18 per Participant Account per year is more than 0.25% of the average daily net assets in Participants’ accounts per year, JPMDS will pay the above fees up to 0.25% of the average daily net assets in the Participants account per year. Any remainder of the fee shall be paid by the Advisers, severally and not jointly, out of their legitimate profits from all sources.

** The list of Funds is determined by the Advisers’ in their sole discretion and may be modified from time to time. Any updates to the list of Funds will be provided to Recordkeeper as soon as reasonably practicable.

(1)Class A — Available to (i) eligible non-retirement plan investors and (ii) a group retirement plan if the plan offered the class of shares to plan participants on or before April 3, 2017. See the current Fund prospectuses for shareholder eligibility requirements.

(2)Class I — Available to (i) eligible non-retirement plan investors and, (ii) only in the Funds listed below, to a group retirement plan if the plan offered Select or Institutional shares to plan participants on or before April 3, 2017. See the current Fund prospectuses for shareholder eligibility requirements.

JPMorgan Managed  Income Fund

JPMorgan Intermediate Tax Free Bond Fund

JPMorgan New York Tax Free Bond Fund

JPMorgan California Tax Free Bond Fund

JPMorgan Short-Intermediate Municipal Bond Fund

JPMorgan Tax Aware Equity Fund

JPMorgan Tax Aware Real Return Fund

(3)Class L — Offered on a limited offering basis in the Funds listed below. See the current Fund prospectuses for shareholder eligibility requirements.

JPMorgan Disciplined Equity Fund

JPMorgan Diversified Fund

JPMorgan Mid Cap Value Fund

JPMorgan Research Market Neutral Fund

JPMorgan Small Cap Growth Fund

JPMorgan U.S. Equity Fund

JPMorgan U.S. Small Company Fund

JPMorgan Value Advantage Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan International Value Fund

JPMorgan Intrepid European Fund

JPMorgan Core Plus Bond Fund

JPMorgan Realty Income Fund

Undiscovered Managers Behavioral Value Fund

Shareholder Service Fees of Money Market Funds:

In consideration of the services in Schedule B of this Agreement, JPMDS shall pay the Company at the annual rates set forth in the table below for the respective Share classes of the Money Market Funds listed below based on the average daily net assets in Participants’ accounts per year.

JPMorgan US Government Money Market Fund

JPMorgan US Treasury Plus Money Market Fund

JPMorgan Federal Money Market Fund

JPMorgan 100% U.S. Treasury Money Market Fund

JPMorgan Prime Money Market Fund

If JPMDS is waiving its shareholder servicing fee from a Fund to manage the Fund’s expenses in extraordinary market conditions, JPMDS may, in its sole discretion and upon notice to the Company, reduce the amount of, or eliminate entirely, the service fee payable to the Company with respect to such Fund. If JPMDS reduces the service fee payable to the Company, it will pay the Company a fee at a blended rate that reflects the average reduction in the fee rate applicable to the shareholder service fee paid by the Fund to JPMDS for the month.

Share Class	Service fee for Money Market Funds
Reserve	0.25%
Cash Mgmt*	0.30%
Morgan	0.25%
Service	0.25%
Premier**	0.25%
Agency**	0.05%
Institutional**	0.00%

*Only applies to the JPMorgan Prime Money Market Fund

**Does not apply to the JPMorgan Prime Money Market Fund

2.              JPMDS reserves the right not to pay fees to the Company if the Company’s fee payments for a given month are deemed to be de minimis. JPMDS currently adheres to a $25.00 de minimis threshold, but reserves the right to change that threshold from time to time.

3.              JPMDS shall pay the Company such fee by wire transfer or other form acceptable to the Company and the payment shall be separate from payments related to redemption proceeds and distributions.

FIFTH AMENDMENT  TO  THE

SERVICE AGREEMENT FOR RECORDKEEPERS

SHAREHOLDER AND SUB-ACCOUNTING SERVICES

(Formerly known as the Retail Fund Participation Agreement)

This AMENDMENT (the “Amendment”) effective as of the 31st day of January, 2019, to the Service Agreement for Recordkeepers - Shareholder and Sub-Accounting Services (formerly known as the Retail Fund Participation Agreement) dated Feb 26, 2009 (the “Agreement”), is by and among Talcott Resolution Life Insurance Company (formerly named Hartford Life Insurance Company) acting through its administrator and attorney-in-fact, Massachusetts Mutual Life Insurance Company the institution executing this amendment (‘‘Company’’), JPMorgan Distribution Services, Inc. (“JPMDS”), J.P. Morgan Investment Management Inc. (“JPMIM”), and Security Capital Research and Management Inc. (“Security Capital”). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Company, JPMDS, JPMIM, and Security Capital (together, the “Parties”) are parties to the Agreement; and

WHEREAS, solely for purposes of party name clarity, the Parties desire to amend the Agreement. as set forth herein to reflect that Hartford Life Insurance Company has changed its name to Talcott Resolution Life Insurance Company.

NOW THEREFORE, the Parties agree that the Agreement is hereby amended as follows:

1. All references to Hartford Life Insurance Company shall be replaced with Talcott Resolution Life Insurance Company.

Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

JPMORGAN DISTRIBUTION SERVICES,		Security Capital Research & Management
INC.		Incorporates
10 South Dearborn
FINRA CRD Number: 104234		Chicago, IL 60603
1111 Polaris Parkway
Floor 1F, OH1-1019		By:	[Redacted]
Columbus, OH 43240		Name:	[Redacted]
		Title:	Managing Director
By:	[Redacted]	Date:	2-13-19
Name:	[Redacted]
Title:	Managing Director
Date:	2/8/19

TALCOTT RESOLUTION LIFE
INSURANCE COMPANY By Massachusetts
Mutual Life Insurance Company, Its
Administrator

By:	[Redacted]
Name:	[Redacted]
Title:	Head of Investment Solution Innovation
Date:	2/27/19

J.P. Morgan Investment Management Inc.

1111 Polaris Parkway
Floor 1F, OH1-1019
Columbus, OH 43240

By:	[Redacted]
Name:	[Redacted]
Title:	Managing Director
Date:	2/11/19